Exhibit 10.o(iii)


                  FINGERHUT COMPANIES, INC.

                     __________________

                         $65,000,000


       9.81% Senior Notes, Series A, Due June 30, 1996



                         $25,000,000


    10.12% Senior Notes, Series B, due December 30, 1997

                      ________________


                  THIRD AMENDMENT AGREEMENT

                      _________________


                Dated as of October 30, 1995

                             to
                     PURCHASE AGREEMENT
                dated as of January 14, 1991
                        as amended by
                  FIRST AMENDMENT AGREEMENT
                  dated as of March 1, 1992
                             and
                 SECOND AMENDMENT AGREEMENT
                  dated as of June 17, 1994



     THIRD AMENDMENT AGREEMENT, dated as of October 30, 1995
("this Amendment"), between Fingerhut Companies, Inc., a
Minnesota corporation (the "Company"), and the Noteholders
(as defined below).

                    Preliminary Statement

     The statements in this "Preliminary Statement" are made by the Company.

     Reference is made to the separate Purchase Agreements dated as of January 14, 1991, between the Company and the Purchasers listed in Schedule 1 thereto and their assigns (the "Noteholders") pursuant to which the Company issued and sold its 9.81% Senior Notes, Series A, due June 30, 1996, in the aggregate principal amount of $65,000,000 (the "Series A Notes") and its 10.12% Senior Notes, Series B, due
December 30, 1997, in the aggregate principal amount of $25,000,000 (the "Series B Notes"), as amended by the First Amendment Agreement dated as of March 1, 1992 and the Second Amendment Agreement dated as of June 17, 1994 (collectively, as amended, the "Purchase Agreement"). The Series A Notes and the Series B Notes are hereinafter collectively referred to herein as the "Notes." Unless otherwise defined in this Amendment, capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

     The Company and Principal Mutual Life Insurance Company ("Principal Mutual") have entered into a Purchase Agreement, dated as of February 15, 1991, pursuant to which the Company issued and sold its 9.74% Senior Notes, Series C, due August 15, 1996, in the aggregate principal amount of $20,000,000 (the "Series C Notes"), as amended by the First Amendment Agreement dated as of March 1, 1992, and the Second Amendment Agreement dated as of June 17, 1994 (as amended, the "Series C Purchase Agreement"), and a Purchase Agreement dated as of January 15, 1992, pursuant to which the Company issued and sold its 6.96% Senior Notes, Series D, due August 15, 1996, in the aggregate principal amount of $15,000,000 (the "Series D Notes"), as amended by the First Amendment Agreement dated as of March 1, 1992 and the Second Amendment Agreement dated as of June 17, 1994 (as amended, the "Series D Purchase Agreement). The Series C Notes and the Series D Notes are collectively referred to herein as the "Other Notes" and the Series C Purchase Agreement and the Series D Purchase Agreement are collectively referred to herein as the "Other Purchase Agreements."

     The Purchase Agreement definition of "Credit Card
Bank", unlike the definition used in the Bank Credit
Agreement, could be read to limit the Company to only one such entity. The Company has given a current copy of the Bank Credit Agreement to Hebb & Gitlin, special counsel to the Noteholders. In February 1995, the Company received a federal charter for Direct Merchants Credit Card Bank, N.A.
For strategic business reasons, the Company is planning to form a second credit card bank. In addition, the Company may in the future be presented with business opportunities which may require a third credit card bank. In addition, the Company believes that the 5% investment limit may not permit optimal capitalization of its Credit Card Bank.

     In connection with the foregoing, the Company has requested the amendment of certain provisions of the Purchase Agreement and the Other Purchase Agreements to revise certain definitions and covenants in the Purchase
Agreement and the Other Purchase Agreements to reflect the Company's plans for the Credit Card Bank.

     Accordingly, the Company and the Noteholders hereby agree as follows:


                          ARTICLE 1

        CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT

     This Amendment is expressly subject to and shall become effective only upon satisfaction of each of the following conditions (such date upon which all of such conditions are satisfied being herein called the "Effective Date"):

     Section 1.1. There shall exist on the Effective Date no Default or Event of Default under the Loan Documents or any of the Other Purchase Agreements and the documents related thereto, both before and after giving effect to this Amendment and the Other Amendments (as defined in Section
1.2 hereof).

     Section 1.2. Amendments, similar in substance to this Amendment, to the Other Purchase Agreements (collectively, the "Other Amendments") shall have been entered into by the requisite percentage of noteholders under the Other Purchase Agreements and become effective, and the Noteholders shall have received satisfactory evidence to such effect.

     Section 1.3. The Noteholders shall have received a certificate, dated as of the Effective Date and signed by a Responsible Officer of the Company, stating that, as of the Effective Date, (i) all of the obligations of the Company to be performed prior to or as of the Effective Date under this Amendment have been performed; (ii) the representations and warranties contained in Article 4 of this Amendment are accurate and complete, and (iii) all of the conditions to the effectiveness of this Amendment have been satisfied in full.

     Section 1.4.   All corporate and other proceedings and
all documents incident to the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Noteholders, and the Noteholders shall have received copies of all documents and records relating thereto which they may reasonably request.

                          ARTICLE 2

    AMENDMENTS TO ARTICLE VIII OF THE PURCHASE AGREEMENT

     Section 2.1.   Clause (n) of 8.9 of the Purchase
Agreement is hereby amended in its entirety to read as set forth below:

          (n)  make and permit to remain outstanding
     investments in the Credit Card Bank; provided that the aggregate principal amount of the Company's and the Subsidiaries' capital contributions, loans, advances and Guarantees to or for the benefit of the Credit Card Bank at any time outstanding permitted under this clause (n) shall not exceed 10% of Consolidated Net Worth.

                          ARTICLE 3

      AMENDMENTS TO ARTICLE X OF THE PURCHASE AGREEMENT

     Section 3.1.   10.2 of the Purchase Agreement is
hereby amended by restating the definition of the term
"Credit Card Bank" to read in its entirety as follows:

          "Credit Card Bank" shall mean Direct
     Merchants Credit Card Bank, National Association and any other FDIC-insured limited purpose credit card national bank(s) to be formed or acquired by the Company or one of the Subsidiaries, which shall engage only in the business activities specified in Section 2(c)(2)(F) of the Bank
     Holding Company Act of 1956, as amended by the Competitive Equality Banking Act of 1987, as amended.

                          ARTICLE 4

               REPRESENTATIONS AND WARRANTIES

     Section 4.1.  The Company hereby represents and
warrants to the Noteholders as of the Effective Date:

     (a) Each of the Company, the Guarantors, the Significant Subsidiaries and the Pledgors is duly organized, validly existing and in good standing in its jurisdiction of incorporation.

     (b) The Company has the power to enter into this Amendment and to perform its obligations hereunder.

     (c) The execution and delivery by the Company of this Amendment and the performance of its obligations hereunder have been duly authorized, and this Amendment will, upon execution and delivery thereof, be duly executed and delivered thereby and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable laws affecting the enforcement of creditors' rights generally and principles of equity.

     (d) Neither the execution nor delivery by the Company of this Amendment nor the performance by it of its obligations hereunder or under the Purchase Agreement (as amended as contemplated hereby), the Notes, the Pledge
Agreement or the Guaranty of each Guarantor:

     (1) will adversely affect the enforceability against the Company of the Purchase Agreement or the Notes, against the Guarantors of the Guaranty or against any Pledgor of the security interest in the Pledged Stock under the Pledge Agreement;

     (2) will require the taking of any action or the giving of any consent or approval by, or the making or any registration or filing with, any Governmental Authority or other person other than such actions, consents, approvals, registrations and filings as have heretofore been taken, given or made (as the case may be);

     (3) will violate any provision of the articles of incorporation or bylaws of any of the Company, any Guarantor, any Significant Subsidiary or any Pledgor or any provision of any law, rule, regulation, order or decree of any Governmental Authority applicable thereto;

     (4) will violate or constitute a default under any material agreement to which any of the Company, any Guarantor, any Significant Subsidiary or any Pledgor is a party or by which any of its properties or assets is or may be bound; or

     (5) will result in the creation or imposition of any Lien on the properties or assets of the Company, any Guarantor, any Significant Subsidiary or any Pledgor other than (i) Liens in favor of the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreement and (ii) as contemplated by the Receivables Transfer
Agreement.

     (e) Neither this Amendment nor any certificate furnished in connection herewith nor any other document or statement furnished to the Noteholders in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as expressly disclosed in documents filed by the Company or any Subsidiary with the Commission and delivered by the Company to the Noteholders prior to the Effective Date, there is no fact known to the Company (except for general economic or political conditions) which materially adversely affects, or, so far as the Company can now reasonably foresee, would be likely to materially and adversely affect, the business, properties, prospects, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the ability of the Company or any Significant Subsidiary to perform any material obligation under any Loan Document, which has not been disclosed in writing to the Noteholders.

     (f) There exists (i) no Default or Event of Default under the Loan Documents either before or after giving effect to this Amendment and (ii) no Event of Default or event that with the lapse of time or giving of notice would constitute an Event of Default under the Other Purchase
Agreements, either before or after giving effect to the Other Amendments.

                          ARTICLE 5

                        MISCELLANEOUS

     Section 5.1 This Amendment shall not be valid and binding upon the Company or any Noteholder under the Purchase Agreement until the execution hereof by a Majority-in-Interest of Noteholders and complete satisfaction by the Company of the conditions precedent set forth in Article 1, and upon the execution hereof by such Noteholders, and compliance by the Company with said conditions precedent, this Amendment shall be valid and binding upon the Company and each Noteholder under the Purchase Agreement with respect to each provision of this Amendment.

     Section 5.2 This Amendment embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Amendment, or in the Purchase Agreement as amended hereby, or in any Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions continued herein and therein, and any other applications thereof, shall not in any way be affected or impaired thereby.

     Section 5.3    This Amendment is intended to be
governed by the laws of the State of New York and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.

     Section 5.4    This Amendment shall bind and inure to
the benefit of the respective successors and assigns of the Company and the Noteholders.

     Section 5.5    Except as otherwise expressly provided
herein, nothing continued in this Amendment shall, or shall be construed to, modify, invalidate or otherwise affect any provision of the Purchase Agreement or any right of the Noteholders arising thereunder.

     Section 5.6 The execution of this Amendment by the Noteholders shall not in any way constitute, or be construed as, a waiver of any provision of, or of any Default or Event of Default otherwise existing under, the Purchase Agreement, nor shall it constitute an agreement or obligation of the Noteholders to give its consent to any future amendment of the Purchase Agreement or to any future transaction which would, absent consent of the Noteholders, constitute a Default or Event of Default under the Purchase Agreement.

     Section 5.7 Except as specifically provided herein, the Purchase Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect. For any and all purposes, from and after the Effective Date, any and all references hereafter to the Purchase Agreement, and all references to "this Agreement" in the Purchase Agreement, shall refer to the Purchase Agreement as hereby amended.

     Section 5.8 This Amendment may be executed in as many counterparts as may be deemed necessary or convenient and by the different parties hereto on separate counterparts (provided that the Company will execute each counterpart), and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

     Section 5.9 The Company will pay, or cause to be paid, the reasonable out-of-pocket costs and expenses of the Noteholders in connection with entering into this Amendment and the consummation of all transactions contemplated hereby, and the Company will also indemnify and hold the Noteholders harmless from and against all liability and loss with respect to or resulting from all claims on account of brokers' or finders' fees or commissions in connection with this Amendment or any of the transactions contemplated hereby. The obligations of the Company under this Section
5.9 shall survive payment of any Note issued under the Purchase Agreement.

     IN WITNESS WHEREOF, the Company and the undersigned
Noteholders have caused this Amendment to be executed by their respective officer or officers thereto duly authorized.
                              FINGERHUT COMPANIES, INC.

                              By:       /s/Robert W. Oberrender
                                Name:   Robert W. Oberrender
                                Title:  Vice President, Treasurer

                              By:   /s/Peter G. Michielutti
                                Name:   Peter G. Michielutti
                                Title:  Senior Vice President,
                                     Chief Financial Officer

                              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                              By:   /s/Marie A. Shmaruk
                                Name:   Marie A. Shmaruk
                                Title:  Associate Director,
                                     Private Placements

                              THE EQUITABLE OF COLORADO, INC.
                              By:       /s/Ina Lane
                                Name:   Ina Lane
                                Title:  Investment Officer

                              EQUITABLE VARIABLE LIFE INSURANCE COMPANY

                              By:   /s/Ina Lane
                                Name:   Ina Lane
                                Title:  Investment Officer

                              MUTUAL OF OMAHA INSURANCE COMPANY

                              By:   /s/Troy R. Gerhardt
                                Name:   Troy R. Gerhardt
                                Title:  First Vice President

                              COMPANION LIFE INSURANCE COMPANY

                              By:   /s/John L. Maginn
                                Name:   John L. Maginn
                                Title:  Vice President &
                                     Assistant Treasurer

                              By:   /s/Richard A. Witt
                                Name:   Richard A. Witt
                                Title:  Second Vice President &
                                     Assistant Treasurer

                              UNITED OF OMAHA LIFE INSURANCE COMPANY

                              By:   /s/Troy R. Gerhardt
                                Name:   Troy R. Gerhardt
                                Title:  First Vice President

                              NATIONWIDE LIFE INSURANCE COMPANY*

                              WEST COAST LIFE INSURANCE COMPANY**

                              WISCONSIN HEALTH CARE
                              LIABILITY INSURANCE PLAN**

                              NATIONWIDE LIFE AND ANNUITY
                             (formerly Financial Horizons Life
                             Insurance Company)*

                              FARMLAND LIFE INSURANCE COMPANY**

                              By:   /s/Jeffrey G. Milburn
                                Name:   Jeffrey G. Milburn
                                Title:  Vice President - Corporate
                                     Fixed-Income Securities

                              **By:   /s/Jeffrey G. Milburn
                                Name:   Jeffrey G. Milburn
                                Title:  Attorney-in-fact

                              NEW YORK LIFE INSURANCE AND
                              ANNUITY CORPORATION

                              By:   /s/Lydia S. Sangree
                                Name:   Lydia S. Sangree
                                Title:  Assistant Vice President

                              GREAT NORTHERN INSURED ANNUITY CORPORATION

                              By:   /s/William D. Koski
                                Name:   William D. Koski
                                Title:  Vice President

                              THE EQUITABLE LIFE ASSURANCE SOCIETY
                              OF THE UNITED STATES

                              By:       /s/Ina Lane
                                Name:   Ina Lane
                                Title:  Investment Officer

                              BANK HAPOALIM B.M.

                              By:   /s/David Cohen
                                Name:   David Cohen
                                Title:  First Vice President

                              By:   /s/Bruce E. Wetter
                                Name:   Bruce E. Wetter
                                Title:  Vice President